Exhibit 23.6
                              CONSENT OF FINANCIAL ADVISOR

October 10, 1997
Carolina First Corporation

We consent to the references to our firm under the caption "Opinion of Carolina First Corporation's Financial Advisor" in the Form S-4 (Commission File No. 333-32459) and any amendments thereto for the registration of 5,265,885 shares of Carolina First Corporation common stock, and we consent to the inclusion of our opinion in the Registration Statement and in any amendments thereto.



                                     INTERSTATE/JOHNSON LANE CORPORATION


                                     By:   /s/ James H. Glen, Jr.
                                          ------------------------------
                                          James H. Glen, Jr.
                                          Managing Director]


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